EXHIBIT 4.3


                                OPTION AGREEMENT

                                 BETWEEN AND BY

                             TUMI RESOURCES LIMITED,

                                 TMRESOURCES AB

                                       AND

                               GOLDSEARCH LIMITED

                              DATED APRIL 28, 2008








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                                TM RESOURCES AB
             (a wholly-owned subsidiary of tumi Resources Limited)
                                  Krykgatan 41
                             961 35 Boden, Sverige
                                T: 46 921 50160
   _________________________________________________________________________



April 28, 2008


GOLDSEARCH LIMITED
c/o Level 4, 20 Loftus Street,
Sydney, NSW  2000
Australia

ATTENTION: JOHN PERCIVAL

Dear John,

         RE: OPTION TO EARN A 70% INTEREST IN THE JUGANSBO, SALA 4, KOBERGS AND HALLEFORS PROPERTY LOCATED IN THE BERGSLAGEN DISTRICT OF SWEDEN

Tumi Resources Limited on its own or through its wholly-owned subsidiary TM Resources AB (together referred to as "TM") own a one hundred percent (100%) right, title and interest in and to the mineral exploration licences located in the Bergslagen District of Sweden known as Jugansbo, Sala 4, Kobergs and Hallefors as more particularly described in Schedule "A" attached hereto (collectively, the "PROPERTY"). This heads of agreement (the "HOA") sets out the terms and conditions whereby TM grants to Goldsearch Limited ("GOLDSEARCH") an exclusive option to acquire an undivided seventy percent (70%) right, title and interest in and to the Property (the "Option").

The general terms and conditions of the Option are as follows.

1. TM and Goldsearch hereby agree to use best efforts to negotiate and settle a formal option agreement (the "Formal Option Agreement") containing, among other things, the terms and conditions set forth herein and the warranties, representations, covenants, agreements, terms and conditions customarily found in such agreements and acceptable to all parties and their respective counsel. The parties will negotiate the Formal Option Agreement in good faith and enter into the Formal Option Agreement as expeditiously as possible but in any event no later than ninety (90) days from the execution of this HOA.

2. It is a condition precedent to the entry into the Formal Option Agreement that all required regulatory approvals to the transactions contemplated herein shall have been received including, without limitation, approval of the TSX Venture Exchange if applicable.

3. In addition to the mutual promises contained herein, as consideration for the grant of the Option Goldsearch agrees to pay SkyTEM ("SKYTEM") to complete the airborne electromagnetic and magnetic survey that is currently underway over the Property with flight line spacings of one hundred (100) metres (the "SURVEY"). The date of this HOA is considered to be the "EFFECTIVE DATE").

         For greater certainty, completion of the Survey in accordance with this
         Section is mandatory and binding on Goldsearch.

4.       To  maintain  the  Option  in  good  standing   Goldsearch  must  incur
         cumulative exploration expenditures of:

         a. one hundred thousand Euros ((euro)100,000) within one (1) year from the Effective Date;


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                                     - 2 -


         b. three hundred thousand Euros ((euro)300,000) within two (2) years from the Effective Date; and

         c. one million Euros ((euro)1,000,000) within three (3) years from the Effective Date

5. Under this HOA "EXPLORATION EXPENDITURES" means all cash, expenses and obligations funded, spent or incurred directly or indirectly by Goldsearch pursuant to this HOA or the Formal Option Agreement, as the case may be, on exploration, evaluation and development activities on or for the Property and includes, but is not limited to, land payments, fees, taxes and charges required to keep or secure the Property in good standing; all expenditures for geophysical, geochemical and geological work; all expenditures for surveys, drilling, assays, metallurgical testing, engineering, construction, any amount paid to SkyTEM to complete the Survey and all other expenditures directly benefiting the Property and the work thereon.

         For the purposes of clarity it is accepted that all of the Goldsearch preliminary geology costs including the costs of Dr Hellewell incurred to date on this project by Goldsearch are included in the earn in amount.

6. The parties acknowledge that, with the exception of the mandatory completion of the Survey referred to in Section 3, the Option is an option only and Goldsearch has the right to terminate the Option at any time by providing TM with thirty (30) days' advance written notice.

7. If Goldsearch fails to incur exploration expenditures in accordance with Section 4, then the Option will terminate.

8. Upon Goldsearch having incurred exploration expenditures totalling at least one million Euros ((euro)1,000,000) in accordance with Section 4, Goldsearch will be deemed to have exercised the Option and to have acquired an undivided seventy percent (70%) right, title and interest in and to the Property free and clear any of any liens, charges, encumbrances (except as provided for herein) and will transfer such interest to Goldsearch to the extent possible at Goldsearch's written request.

9. Upon Goldsearch having exercised the Option, the parties will form a joint venture (the "JOINT VENTURE") with respect to the further exploration and development of the Property which shall be governed by the terms of formal joint venture agreement (the "FORMAL JV AGREEMENT") which the parties shall negotiate in good faith and which will have the following terms:

         a.       each party will  contribute  its pro-rata share of exploration
                  expenditures  on  the  Property   according  to  each  party's
                  percentage interest in the Property; and

         b. if either party fails to contribute its pro-rata share in accordance with subsection 9(a), then a standard industry reducing interest formula will apply until either party is deemed to have a ten percent (10%) interest in the Property at which point such interest will convert to a one percent (1%) net smelter royalty over the Property.

10. Upon execution of this HOA, Goldsearch will become the operator of the Property and will, at its own discretion, operate, fund and approve all work commitments until the earlier of termination of the Option and formation of the Joint Venture. Goldsearch will provide progress reports to TM from time to time at TM's request.

11. Goldsearch will comply with all applicable laws, rules and regulations of Sweden and conduct its work on the Property in a good and workmanlike manner.

12. Goldsearch will maintain accounts of all exploration expenditures in accordance with generally accepted accounting principles and applicable laws and regulations, and such accounts may be inspected and/or audited by or on behalf of TM at TM's expense.


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                                     - 3 -


13. TM and Goldsearch agree that this HOA, the Formal Option Agreement and the Formal JV Agreement will be governed by the following laws:

         a. With respect to matters relating to the Property, by the laws of Sweden; and

         b. With respect to the all other matters, by the laws of the Province of British Columbia and the federal laws of Canada having application therein.

14. Each party further agrees to take such acts and to negotiate, prepare, file, notarise and publicly record such documents in Sweden as may be necessary at any time to protect the interests of the parties in connection with the Option and the Property. The termination of this HOA, the Formal Option Agreement or the Formal JV Agreement for any reason, except if such agreement is superseded and replaced by another agreement, will cause the termination of any such document negotiated, prepared, filed, notarised or publicly recorded in Sweden.

15. If either of the parties acquires, directly or indirectly, any interest in minerals located wholly or in part within the area of mutual interest consisting of an area of five (5) kilometres from the external perimeter of the Property, it will send the other party a written notice setting out the nature of such interest, including all information known by it about such interest and its acquisition costs, and such other party will have fifteen (15) days from the date of receipt of such notice to agree to negotiate the inclusion of such mineral interest in the Property.

16. If Goldsearch uses TM's personnel and/or TM's infrastructure in Sweden, Goldsearch will pay TM the cost of such personnel and/or infrastructure plus ten percent (10%) overhead. Goldsearch acknowledges that its use of TM's personnel is subject to availability.

17. Any information or data obtained in connection with the Property or the performance of this HOA is confidential with respect to the parties and Goldsearch will not make public statements concerning this HOA or the activities contemplated herein without the prior consent of TM such consent not to be unreasonably withheld. For greater certainty, withholding such consent will be deemed unreasonable if such disclosure is required by law and/or regulatory authorities.

18. This HOA may be executed in counterpart and evidenced by a facsimile copy thereof and all such counterpart execution or facsimile copies shall constitute one document.

19. This HOA shall constitute a binding agreement between the parties regarding the transactions contemplated herein until the Formal Option Agreement is signed and delivered by the parties, upon which the party's respective legal rights and obligations will then be only those set forth in the Formal Option Agreement.

20.      TM confirms the following;

         a.       Tenements are in good standing;

         b. Access to the tenements is available to carry out further work.

         c. Overheads shall be part of the costs of being Operator provided it does not exceed 10%.

         d. Assignment may be made to a Goldsearch subsidiary if deemed necessary;

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                                     - 4 -



Sincerely,

TUMI RESOURCES LIMITED


Per:  /s/  David Henstridge, President      DATE:  May 10, 2008
      --------------------------------            -----------------------------
      Authorized Signatory

TM RESOURCES AB


Per:  /s/  David Henstridge,                DATE:  May 10, 2008
      --------------------------------            -----------------------------
      Authorized Signatory


If the foregoing accurately sets forth your understanding in this regard, please date, sign and return a copy of the HOA to TM.

GOLDSEARCH LIMITED


Per:  /s/ John M.F. Percival, Director      DATE:  May 10, 2008
      --------------------------------            -----------------------------
      Authorized Signatory




                                  SCHEDULE "A"

                                  THE PROPERTY




TITLE HOLDER         NAME            LICENCEID     DIARYNR       AREA      VALIDFROM   VALIDTO     COUNTY              MUNICIPAL

Tumi Resources Ltd.  Sala nr 4       2005:274      2005000905    226.31    14/12/2005  14/12/2008  Vastmanlands lan    Sala

Tumi Resources Ltd.  Hallefors nr 1  2005:292      2005000957    793.87    29/12/2005  29/12/2008  Orebro lan          Hallefors

Tumi Resources Ltd.  Kobergs nr 1    2006:73       2006000023    538.77    08/03/2006  08/03/2009  Varmlands lan       Filipstad

TM Resources Ltd.    Jugansbo nr 1   2006:173      2006000388   1406.19    08/06/2006  08/06/2009  Vastmanlands lan    Heby, Sala








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